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                                  Exhibit 99.2

                              NewMil Bancorp, Inc.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned shareholder of NewMil Bancorp, Inc. hereby appoints ____________________ and ____________________, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Special Meeting of shareholders to be held at __________ a.m./p.m. local time, on __________, __________, 2000, at ____________________, _________________, Connecticut,
06____, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

         This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO APPROVE AND ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 30, 2000, BETWEEN AND AMONG NEWMIL BANCORP, INC., ITS WHOLLY-OWNED SUBSIDIARY NEW MILFORD SAVINGS BANK, AND NUTMEG FEDERAL SAVINGS AND LOAN ASSOCIATION, PURSUANT TO WHICH NUTMEG WILL BE ACQUIRED BY NEWMIL AND MERGED INTO NEW MILFORD SAVINGS BANK, AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER; AND (2) ANY OTHER BUSINESS IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE NUTMEG BOARD OF DIRECTORS. The undersigned may revoke this proxy at any time before it is voted by (i) delivering to Betty F. Pacocha, Corporate Secretary of NewMil a written notice of revocation before the special meeting, (ii) delivering to NewMil a duly executed proxy bearing a later date before the special meting, or
(iii) by attending the special meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of a Notice of a Special Meeting of NewMil and the joint proxy statement/prospectus of NewMil and Nutmeg dated __________, 2000.

         If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

         PROPOSAL 1:  To approve and adopt the agreement and plan of merger, dated as of May 30, 2000 between and among NewMil Bancorp, Inc., its wholly-owned subsidiary New Milford Savings Bank and Nutmeg Federal Savings and Loan Association, pursuant to which Nutmeg will be acquired by NewMil and merged into New Milford Savings Bank, and the other transactions contemplated by the agreement and plan of merger; as described in the joint proxy statement/prospectus.

                      [_] FOR           [_] AGAINST          [_] ABSTAIN
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         PROPOSAL 2:   The proxies are authorized to vote upon such other
                       business as may properly come before the special meeting, or any adjournments or postponements of the meeting, including, without limitation, a motion to adjourn the special meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the agreement and plan of merger or otherwise.


                       Date:
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                       Signature(s) of Shareholder(s) or
                       Authorized Representative(s)

                       Please date and sign exactly as your name appears on this proxy card. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all persons should sign.